QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2002

BIO-TECHNOLOGY GENERAL CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15313 Commission file number	13-3033811 (I.R.S. Employer Identification Number)

70 Wood Avenue South
Iselin, New Jersey 08830
(Address of principal executive offices)

(732) 632-8800
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        In 1997 Novo Nordisk A/S ("Novo") was issued a United States patent with claims to a biosynthetic ripe human growth hormone free of contaminants from pituitary derived human growth hormone and to a biosynthetic ripe human growth hormone produced by a specific process. As the result of actions taken by BTG, the United States Patent Office Board of Patent Appeals and Interferences (the "Board") in 2000 declared an interference to determine whether BTG was earlier than Novo to invent the subject matter of the claims in the Novo patent. In March 2002 the Board ruled in favor of Novo on certain preliminary motions and BTG commenced an action in federal court for review of the Board's decision. In April 2002 Novo commenced an action in federal court against BTG and Teva Pharmaceuticals USA, Inc. ("Teva"), BTG's exclusive distributor of human growth hormone in the United States, claiming that BTG's manufacture of human growth hormone using its new expression system, and the sale or offer for sale of Tev-Tropin™ human growth hormone by Teva in the United States infringes Novo's patent. Novo sought an injunction that, if issued, would preclude Teva from marketing Tev-Tropin™ in the United States, and unspecified monetary damages.

        On June 7, 2002, the United States District Court for the District of Delaware granted Novo's motion for a preliminary injunction prohibiting the sale of Tev-Tropin™ recombinant human growth hormone in the United States. BTG and Teva have appealed and will seek an expedited review of this decision in the United States Court of Appeals for the Federal Circuit. They are also continuing to defend the case in District Court.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP.
Date: June 14, 2002	By:	/s/ JOHN BOND John Bond Senior Vice President—Finance

3

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE